Exhibit 10.15

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension”, entered into this sixth day of March, 2012, by and among Intellinetics, Inc, hereinafter called “Maker” and Alpharion Capital Partners, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note and Subscription Agreement dated September 8, 2011 for the amount of SEVENTEEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($17,500), hereinafter referred to as “Note”. Said Note was originally due one hundred eighty days from its issuance.

WHEREAS, Maker and Lender desire to enter into this Extension Agreement in order to extend the due date of the Note.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note from one hundred eighty days to three hundred sixty days from its date of issuance.

All other provisions of the original Promissory Note and Subscription agreement shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Note as of the day and year above first written.

INTELLINETICS, INC.

By: s/William J. Santiago

ALPHARION CAPITAL PARTNERS, INC.

By: s/Rich Hughes